Exhibit (e)(5)

MUNDER SERIES TRUST

MUNDER SERIES TRUST II

FORM OF AMENDMENT #4 TO COMBINED DISTRIBUTION AGREEMENT

May 17, 2005

WHEREAS, each of Munder Series Trust (“MST”) and Munder Series Trust II (“MST II”) (collectively, “Fund Groups”) has entered into a Combined Distribution Agreement with Funds Distributor, Inc. (“Distributor”) pursuant to which Distributor acts as the principal underwriter for the various portfolios (“Funds”) of the Fund Groups; and

WHEREAS, the Board desires to appoint the Distributor to serve as the principal underwriter to the newly-created Munder Small-Mid Cap Fund; and

WHEREAS, the Board approved the following name changes: Munder Future Technology Fund to Munder Technology Fund, Munder MidCap Select Fund to Munder Mid-Cap Core Growth Fund, Munder Multi-Season Growth Fund to Munder Large-Cap Core Growth Fund and Munder NetNet Fund to Munder Internet Fund; and

WHEREAS, the parties desire to amend the Agreement to reflect these events.

NOW, THEREFORE, the Combined Distribution Agreement is hereby amended as follows:

1. Appendix A is hereby replaced in its entirety with the attached Appendix A.

2. Appendix B is hereby replaced in its entirety with the attached Appendix B.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

Munder Series Trust
Munder Series Trust II		Funds Distributor, Inc.
on behalf of the Funds set forth
in Appendix A to the
Combined Distribution Agreement
(as may be amended from time to time)

By:		By:
Name:	Melanie Mayo West	Name:
Title:	Assistant Secretary	Title:

May 17, 2005

Appendix A

This Agreement applies to:

1. Liquidity Money Market Fund
2. Munder Balanced Fund
3. Munder Bond Fund
4. Munder Cash Investment Fund
5. Munder Future Technology Fund (Munder Technology Fund eff. July , 2005)
6. Munder Healthcare Fund
7. Munder Index 500 Fund
8. Munder Institutional Money Market Fund
9. Munder Intermediate Bond Fund
10. Munder International Bond Fund
11. Munder International Equity Fund
12. Munder Internet Fund
13. Munder Large-Cap Core Growth Fund
14. Munder Large-Cap Value Fund
15. Munder Michigan Tax-Free Bond Fund
16. Munder Micro-Cap Equity Fund
17. Munder Mid-Cap Core Growth Fund
18. Munder Power Plus Fund®
19. Munder Real Estate Equity Investment Fund
20. Munder S&P® MidCap Index Equity Fund
21. Munder S&P® SmallCap Index Equity Fund
22. Munder Small-Cap Value Fund
23. Munder Small-Mid Cap Fund
24. Munder Tax-Free Bond Fund
25. Munder Tax-Free Money Market Fund
26. Munder Tax-Free Short & Intermediate Bond Fund
27. Munder U.S. Government Income Fund

May 17, 2005

Appendix B

The distribution-related and service-related fees payable under the Combined Distribution Plan are limited to the following amounts:

	Class R Shares
	Distribution	Service
Munder Balanced Fund	0.25%	0.25%
Munder Bond Fund	0.25%	0.25%
Munder Cash Investment Fund	0.00%	0.25%
Munder Future Technology Fund (Munder Technology Fund eff. 7/ /05)	0.25%	0.25%
Munder Healthcare Fund	0.25%	0.25%
Munder Index 500 Fund	0.25%	0.25%
Munder Intermediate Bond Fund	0.25%	0.25%
Munder International Bond Fund	0.25%	0.25%
Munder International Equity Fund	0.25%	0.25%
Munder Internet Fund	0.25%	0.25%
Munder Large-Cap Core Growth Fund	0.25%	0.25%
Munder Large-Cap Value Fund	0.25%	0.25%
Munder Michigan Tax-Free Bond Fund	0.25%	0.25%
Munder Micro-Cap Equity Fund	0.25%	0.25%
Munder Mid Cap Core Growth Fund	0.25%	0.25%
Munder Power Plus Fund	0.25%	0.25%
Munder Real Estate Equity Investment Fund	0.25%	0.25%
Munder Small-Cap Value Fund	0.25%	0.25%
Munder Small-Mid Cap Fund	0.25%	0.25%
Munder Tax-Free Bond Fund	0.25%	0.25%
Munder Tax-Free Money Market Fund	0.00%	0.25%
Munder Tax-Free Short & Intermediate Bond Fund	0.25%	0.25%
Munder U.S. Government Income Fund	0.25%	0.25%

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